EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


Included in the financial statements of the Company are consolidated subsidiaries owned, directly or indirectly, more than 50% by the Company. Equity in undistributed earnings of nonconsolidated subsidiaries and affiliated companies, 20% to 50% owned, is also included in the results of operations of the Company. Listed below are certain of these subsidiaries of the Company. The remaining subsidiaries and affiliated companies not listed below, when considered in the aggregate, would not constitute a significant subsidiary. During the first quarter of 1996, The Knoll Group, Inc. and its subsidiaries, Westinghouse Norden Systems, and Westinghouse Overseas Service Corporation were divested.


                                               INCORPORATED       VOTING POWER
                                                  UNDER            OWNED BY
            NAME                                 LAWS OF       IMMEDIATE PARENT
            ----                               ------------    ----------------
CBS Inc.                                         New York              100%
The Knoll Group, Inc.                            Delaware              100%
  Knoll North America, Inc.                      Delaware              100%
  Knoll Overseas, Inc.                           Delaware              100%
  Spinneybeck Enterprises, Inc.                  New York              100%
Thermo King Corporation                          Delaware              100%
Westinghouse Canada, Inc.                        Canada                100%
Westinghouse CBS Holdings Company, Inc.          Delaware              100%
Westinghouse Hanford Company                     Delaware              100%
Westinghouse Holdings Corporation                Delaware              100%
  Westinghouse de Puerto Rico, Inc.              Delaware              100%
  Westinghouse Electric S.A.                     Switzerland           100%
  Westinghouse International Technology
          Corporation                            Delaware              100%
  Westinghouse World Investment Corporation      Delaware              100%
  Westinghouse Foreign Sales Corporation         Barbados              100%
Westinghouse Industry Products
          International Company                  Delaware              100%
Westinghouse Norden Systems                      Delaware              100%
Westinghouse Overseas Service Corporation        Delaware              100%
Westinghouse Savannah River Company, Inc.        Delaware              100%